UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2024, Farmland Partners Inc. (the “Company”) and certain of its subsidiaries entered into a purchase and sale agreement (the “Purchase Agreement”) with Farmland Reserve, Inc., a Utah nonprofit corporation (“Farmland Reserve”) pursuant to which Farmland Reserve has agreed to purchase, and the Company has agreed to sell, a portfolio of 46 farms comprising 41,554 acres of farmland (the “Portfolio”) for an aggregate purchase price of $289 million in a single transaction (the “Transaction”). The Portfolio includes farms in Arkansas, Florida, Louisiana, Mississippi, Nebraska, Oklahoma, North Carolina and South Carolina.

The Company intends to use the proceeds from the sale to reduce debt by approximately $140 million, buy back stock, pursue acquisitions and for other corporate purposes.

The Purchase Agreement contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature and is subject to customary closing conditions. The all-cash Transaction is expected to close on or about October 16, 2024, once all conditions to closing are satisfied.

Item 7.01. Regulation FD Disclosure.

On October 2, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the timing of the completion of the pending Transaction and the anticipated use of proceeds therefrom. Forward- looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreement described above and other risks detailed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings the Company makes with the Securities and Exchange Commission from time to time. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue after the date of this Current Report on Form 8-K because of subsequent events, circumstances or changes in expectations except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release dated October 2, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: October 3, 2024	By:	/s/ Luca Fabbri
Luca Fabbri
President & Chief Executive Officer